RESALE AGREEMENT

This Agreement ("Agreement") is by and between PC Universe ("PC Universe"), with its principal place of business at 2302 North Dixie Highway, Boca Raton, Florida 33431 and Ingram Micro Inc. ("Ingram Micro") including its division, Ingram Alliance ("Ingram Alliance"), with their principal place of business at 1600 E. St. Andrew Place, Santa Ana, California 92705. The term "Ingram" will be used to describe both Ingram Micro and Ingram Alliance unless a term or condition differs between the two, in which case the specific name will be used accordingly. This Agreement will include PC Universe's domestic locations only.

1.   Purpose

     The purpose of this Agreement is to provide the terms and conditions for the purchase and resale by PC Universe and the sale by Ingrain to PC Universe of various computer products including both hardware and software ("Product").

2.   Terms of Sale

     A. All Product sales will be subject to Ingrain Micro's then-current standard Sales Terms and Conditions published in its Comprehensive Catalog ("Catalog") at the time of purchase. Should Ingrain Micro's Catalog provisions conflict with this Agreement, the provisions of this Agreement will prevail.

     B. All Ingrain Alliance Product sales are subject to the terms and conditions shown in the Ingrain Alliance Reseller Agreement (Exhibit A). Should the provisions in Exhibit A conflict with this Agreement, the provisions of this Agreement will prevail.

     C. If authorization for resale is required by the publisher or manufacturer of any Product, then Ingrain will not be obligated to sell such Product to PC Universe unless Ingrain has received such required authorization.

3.   Ordering

     A. PC Universe will compile, update, and provide Ingrain with Product order information. The Product order information will include the: (i) Product type(s), (ii) unit quantity, (iii) Ingrain SKU number and or Manufacturer Part Number, (iv) PC Universe price, and (v) correct shipping address. PC Universe personnel will identify, for each Product order, the ship-to destination as either PC Universe, PC Univef ne's customer, or to some other specified third party. Ingrain will, subject to Product availability, use its best efforts to fill and ship all Product orders placed by PC Universe within one (1) business day of order receipt.

     B. For government orders, PC Universe will compile, update, and provide Ingrain with the following Product order information: (i) Product type(s), (ii) unit quantity, (iii) end user name and zip code, and (iv) government contract number. PC Universe personnel will identify, for each Product order, the ship-to destination as either PC Universe, PC Universe's customer, or to some other specified third party. Ingrain will, subject to Product availability, use its best efforts to fill and ship all Product orders placed by PC Universe within one (1) business day of order receipt. Ingrain will have no obligation to confirm the validity of any order placed or the authority of the person placing an order in this manner. PC Universe will disclose its Ingrain customer number only to its personnel with a need to know.

     C. Ingrain will accept orders over telephone, via facsmile, and via Ingrain approved electronic ordering methods as defined in Ingram's Comprehensive Catalog only from those who identify themselves as PC Universe personnel and provide the Ingrain customer number prior to placing the order. Ingrain willhave no obligation to confirm the validity of any order placed or the authority of the person placing an order in this manner. PC Universe will disclose its Ingrain customer number only to its personnel with a need to know.

4.       Volume Commitment

     PC Universe agrees that its combined annual Ingrain and Ingrain Alliance purchases will meet or exceed $8,000,000 for the term of this Agreement. This annual purchase goal may be reviewed and adjusted quarterly.

5.       Pricing and Payment Terms

INGRAM MICRO

     A. All Product prices will be as shown in Ingrain Micro's on-line ordering system as of the date of order.

     B. Ingrain Micro's price to PC Universe for standard Product purchases will be Ingrain Micro cost divided by the factor applicable to the Product type. The Product types and factors will be as follows:

                     Product Type                     Factor
                     ---------------------------------------
                     Software                          .950
                     Hardware                          .945
                     Accessory Product                 .940
                     Technical Product                 .925

     C. Specialty Product purchases, including but not limited to memory, licenses, books some technical education and exclusives may not be included in the above pricing.

     D. Attachment B provides a list of vendors for which the pricing is adjusted individually and separately from the pricing above. All other vendor lines for which PC Universe is authorized will be subject to the pricing referred to in this section.

     E. As manufacturer costs change, Ingrain Micro's price to PC Universe may be adjusted to reflect such changes.

     F. Ingrain Micro will invoice PC Universe upon Product shipment, and all invoices will be due and payable net thirty (30) days from invoice date.

INGRAM ALLIANCE

     G. Prices for all floored and subsidized Product purchases will be Ingrain Alliance replacement cost on the date of purchase plus the percentage listed below. Pricing is valid for one year unless manufacturer costs change, Ingrain Alliance's price to Reseller may be adjusted to reflect such change.

Cost plus      2.9% on all Ingrain  Alliance "A" Products as listed in Exhibit B
Cost plus      2.9% on all Ingrain  Alliance "B" Products as listed in Exhibit B
Cost plus      2.9% on all Ingrain  Alliance "C" Products as listed in Exhibit B

NOTE: Lagram Alliance calculates PC Universe cost by taking Ingrain Alliance's replacement cost of the Product, without additional freight loads or other fees, and dividing it by the reciprocal of the cost plus the percentage stated above.

     H. Ingrain Alliance pricing applies to flooring purchases only. PC Universe agrees to utilize Ingrain Alliance approved flooring companies as listed in Exhibit C, in order to assure the vendor subsidizes the associated flooring fees. If PC Universe does not use an Ingrain Alliance approved flooring company for each vendor, PC Universe will be billed for the flooring fees from the flooring company.

     I. In the event PC Universe elects to place an order on the Ingrain Alliance net terms account, Ingrain Alliance will invoice PC Universe upon Product shipment, and all invoices will be due and payable net thirty (30) days from invoice date. A net terms fee of two percent (2.0%) of the total invoice amount will be added to orders placed on PC Universe's net terms account. If payments are not received within thirty (30) days, additional interest charges may be added.

6.       Fees

     A. Ingrain agrees to waive the minimum order fee.

     B. Ingrain Alliance agrees to waive the fulfillment order fee.

     C. A rebox fee of thirty five dollars ($35.00) per item will be charged on all Ingrain Products returned in a damaged box.

7.       Shipping

     A. All Ingrain Micro Product orders which are shipped ground freight will be shipped FOB origin, Ingrain Micro's carrier of choice, as described in Ingrain Micro's Catalog.

     B. All Ingrain Alliance Product orders will be shipped F.O.B. origin, ground service, Ingrain Alliance's carrier of choice, and Ingrain Alliance will pay all ground freight charges on orders which are shipped from any of its distribution centers. Upon PC Universe request, Product orders may be shipped expedited via PC Universe's carrier of choice. PC Universe will pay all expedited freight charges and all orders will be shipped F.O.B. origin. PC Universe's shipping locations which are near a local Ingrain Alliance distribution center, will often receive Product orders the following business day.

     C. In the event Product is not in stock in PC Universe's primary Ingrain distribution center, Ingrain Alliance will ship the product from an alternative warehouse via 2-day freight at Ingram's expense on a case-by-case basis.

8.       Returns

     A. For Ingrain Micro Product returns, PC Universe will be entitled to the same customer support, stock balancing and defective Product return privileges as is extended to Ingrain Micro's customers in Ingrain Micro's Catalog.

     B. Products purchased from Ingrain Alliance which are not found to be defective may be returned within one hundred fifty (150) days after invoice date. All returns will be subject to the returns fees listed in the table below which (i) are derived from PC Universe's stock balance returns as a percentage of gross sales during that current Ingrain Alliance fiscal quarter, and (ii) will be invoiced at the end of that fiscal quarter. Returns will be processed at the lower of either the invoice price paid by PC Universe or the current price as shown in Ingrain Alliance's on-line ordering system as of the date of return request. All Products returned must be undamaged, in the manufacturer's original packaging, unused and in resalable condition.


-------------------------------------------------
     Returns Percent               Fee
-------------------------------------------------
         0% - 5%                No fee
-------------------------------------------------
     3.01% - 15%                    5%
-------------------------------------------------
  15.01% or more                   15%
-------------------------------------------------

     C. All defective/DOA returns must follow the policies as published by each individual manufacturer.

     D, Ingram will not accept stock balance returns for special orders or configured systems.

9.       Inventory Reserve Program

Attachment A outlines the terms and conditions for the Ingrain Alliance Inventory Reserve Program ("IRP") which will provide PC Universe with the ability to reserve inventory ("Reserve Inventory") in exchange for a fee.

10.      Vendor Funds

Any co-op or marketing funds provided by vendors for PC Universe will be passed through Ingrain Alliance to PC Universe at 100%. Ingrain Alliance agrees to support PC Universe's annual marketing plan with incremental marketing funds on a case-by-case basis.

11.      Term and Termination

This Agreement will commence on the date of the last signature set forth below and will continue for one (1) year. Either party may terminate this Agreement without cause by giving thirty (30) days advance written notice to the other party. Ingrain may terminate this Agreement immediately for cause upon written notice, which notice will include a ten (10) day opportunity to cure.

12.      Confidentiality

This Agreement is and contains confidential information, and as such will not be disclosed to any third party without the express written consent of both parties. The parties agree to disclose the terms and conditions of this Agreement only to their respective personnel with a need to know.

13.      Notices

All notices and other communications relating to this Agreement or its terms will be in writing and mailed via first class United States Postal Service, certified or registered with return receipt requested or via facsimile. All notices so mailed will be deemed received two (2) days after postmark date and facsimiles mill deemed received upon notification of successful transmission.

14.      Entire Agreement

This Agreement (including any Exhibits and Addenda) constitutes the entire Agreement between the parties regarding the resale of Product, and will cancel, terminate, and supersede any and all previous agreements, proposals, representations, or statements, whether oral or written. The terms of this Agreement will supersede the terms of any invoice or purchase order issued by either party. Any modifications of this Agreement must be in writing and signed by an authorized representative of each party.

15.      Governing Law

This Agreement will be deemed made in the State of California and will be governed by and construed in accordance with California laws, excluding its conflicts or choice of law rule or principles which might refer to the law of another jurisdiction. The state and federal courts situated in Orange County, California will have non-exclusive jurisdiction and venue over any dispute or controversy which arises out of this Agreement.

16.      Headings

Ingrain  and  Ingrain   Alliance.  Resale  Agreement   This  Agreement  may  be
executed in any number of original counterparts, each of which when executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same instrument. Headings in this Agreement are included for convenience of reference only and will not constitute a part of this Agreement for any other purpose.

This Agreement will be effective as of the last date of signature by the authorized parties below.

"PC Universe"                           Ingram Micro, Inc.                      Ingram Micro, Inc.

By:                                     By:                                     By:
(Officer of the Company)                (Officer of the Company)                (Officer of the Company)

Name:                                   Name:                                   Name:
(Please print or type)                  (Please print or type)                  (Please print or type)

Title:                                  Title:                                  Title:
(please print or type)                  (please print or type)                  (please print or type)

Date:                                    Date:                                  Date:

                                  ATTACHMENT A

                           INVENTORY RESERVE PROGRAM


1.       Definitions

     A. The term "reserve" will mean Product placed on hold, for use only by the customer in exchange for a fee.

     B. The term "release" will mean Reserve Inventory that has been moved to a sales order.

     C. The term "canceled" will mean Reserve Inventory that has been canceled at the customer's request or expired within the context of this Agreement.

     D. The term "available" Product will mean Product that is available in general inventory. This term does not apply to on-hand inventory if available quantity is negative.

     E. The term "constrained" Product will mean Product that is not available from Ingram general inventory due to customer demand exceeding manufacturers supply and is flagged with a "C" or "R" in Ingram's Order Entry or Inventory Inquiry system.

     F. The term Large Account Program ("LAP") will mean a program in support of vendor allocation to a specific end user.

     G. The term "extension fee" will mean the fee charged to continue to hold Product already placed on reserve, after the expressed free days have elapsed with in the context of this Agreement.

There are three (3) types of Product reserves in the IRP: LAP's, constrained, and available.

2.       IRP Inventory Limits

     A. PC Universe may reserve Product up to 15% of their total net purchases during the previous Ingram Alliance fiscal quarter, excluding LAP Product. Ingram Alliance will allow only up to five percent (S%) of its total inventory on hand to be placed into the IRP. Should either limit be reached, PC Universe will not be permitted to place additional product into IRP, even if they have not reached their individual IRP inventory limit.

     B. In the event PC Universe exceeds their established Reserve Inventory limit, PC Universe agrees to immediately either release or cancel 1RP product until they are back within their Reserve Inventory limit.

3.       Requesting and Releasing IRP Product

LAP quantities will be determined by the vendor for PC Universe. PC Universe may request a reserve of inventory for any constrained or available Product provided the limits established in section 4.A have not been exceeded.

InQraln and InQram Alliance. Resale Agreement

     A. The following conditions apply to all reserves:

        a) PC Universe is required to issue either a purchase order or reference number to each reserve entered.

        b) PC Universe must assign a title or reference to each reserve entered. In addition, LAP reserves must reference the end user.

     B. The following  conditions  apply when placing a reserve request into the
IRP:

        a) PC Universe will contact their assigned inside sales representative via telephone, facsimile or in writing. Ingram Alliance cannot accept a reserve request that is received electronically.

        b) PC Universe agrees to make best efforts to place Product reserves out of their primary warehouse, or closest Ingram configuration center. Ingram Alliance retains the right to approve an alternate warehouse location.

        c) Only current stocked inventory items may be reserved. Liquidation, special order, rebox, B-stock, refurbished and discontinued Products may not be reserved.

        d) Only available product may be placed on reserve.

     C. When PC Universe elects to release Reserve Inventory, the following conditions apply:

        a) PC Universe will  contact  their  inside  sales   representative  via
telephone, facsimile or in writing with an order. Inventory cannot be released from the IRP for orders that are placed electronically.

        b) Each time PC Universe orders a Product that is available from their Reserve Inventory, PC Universe's inside sales representative will notify PC Universe and determine if the Product is to be released from reserve inventory, shipped from available inventory or backordered.

       c) PC Universe may view a Computer Assisted Purchasing System ("CAPS") report on all Products currently on reserve which is sorted by vendor. When requesting the release of a reserve, PC Universe may request which reserve to pull the order from by supplying their assigned inside sales representative with the associated reserve purchase order number, reference number or end user name. If the reserve is not specified, the oldest reserve will be used.

       d) When inventory is released from the 1RP, the Product must be shipped in accordance with Ingram's standard order management guidelines or the order will be canceled and the Product will not be returned to Reserve Inventory.

4.       Pricing

All Product prices will be as shown in Ingram Alliance's on-line ordering system as of the date of order, not date of reserve.

5.       Fees

Fees for the IRP are determined by the type of inventory in reserve and are detailed below:

     A. The extension fee is calculated by assessing a minimum of one percent (1 %) of Ingram Alliance's cost multiplied by the quantity extended. Extensions are granted in fifteen (15) business day increments and the extension fee will apply for each additional reserve extension.

     B. Constrained product may be reserved for the first five (5) business days free of charge. PC Universe must contact their inside sales representative to request an extension. If a constrained product reserve extension is approved, Ingram Alliance will assess a one percent (1%) extension fee, as calculated above. The extension fee will be applied for each extension period as defined herein for a maximum holding period of twenty (20) business days. After this period, no further extensions will be allowed.

     C. LAP product will be reserved for the first fifteen ( I S) business days free of charge. PC Universe may extend the reserve up to three (3) times in fifteen (15) business day increments, for a maximum holding period of sixty (60) business days. Any requests for reserve extensions must be made by contacting their inside sales representative. PC Universe agrees to pay a one percent (1%) fee, as calculated above, for each fifteen (15) business day increment.

     D. Available inventory may be reserved for the first fifteen (15) business days free of charge. By contacting your inside sales representative, PC Universe may extend the reserve one time in a fifteen (15) business day increment, for a maximum holding period of (30) business days. PC Universe agrees to pay a one percent (1%) fee as calculated above, for each fifteen (15) business day increment.

     E. Reserve extensions for any Products are granted solely at the discretion of Ingram Alliance.

6.       Invoicing and Payment Terms

Ingram Alliance will invoice PC Universe for all reserve fees incurred to PC Universe's Ingram Alliance Branch 23 account, on the net terms billing extension, within 15 business days after Ingram Alliance's fiscal month end. Fees are calculated and added to the reserve billing report when the reserve is extended. Ingram Alliance will provide a reserve billing report which details that months reserve extensions and associated fees. All extension fees will be charged and due whether or not the Product has shipped, is still on reserve, or whether the reserve has been canceled. All invoices will be due and payable in accordance with PC Universe's standard payment terms and conditions. Failure to pay fees within PC Universe's standard payment terms and conditions will result in the cancellation of all open reserves and PC Universe may be dropped from Ingram Alliance's 1RP.